Exhibit (h)(v)

                               JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT

      THIS AGREEMENT is made this 30th day of June, 1999, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors, Inc. ("Distributor"), a Colorado corporation and distributor of the Trust's shares, and THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC., a life insurance company organized under the laws of the State of Delaware (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                   WITNESSETH:

      WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its Institutional Shares ("shares") under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

      WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

      WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

      WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

      WHEREAS, the Company desires to utilize shares of one or more Portfolios specified in Schedule B as an investment vehicle of the Accounts;


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      NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE I
                              Sale of Trust Shares

      1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

      1.2 The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in accordance with Section 1.4 in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

      1.3 For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Portfolios calculate their respective net asset values pursuant to the rules of the Securities and Exchange Commission.

      1.4 All purchase, redemption and exchange orders placed by the Company shall be netted for each Portfolio separately but shall not be netted with orders for other Portfolios. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios. In the event of net purchase, the Company shall pay for the shares by 2:00 p.m. New York time on the next Business Day after an order to purchase the shares is made in accordance with the provisions of Sections 1.1 and 1.3 hereof. In the event of net redemption, the Trust shall pay


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

the redemption proceeds by 3:30 p.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Sections 1.2 and 1.3 hereof, provided, however, that redemptions may be suspended or delayed in accordance with Securities and Exchange Commission rules. All such payments shall be in federal funds transmitted by wire.

      1.5 Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

      1.6 The Trust shall furnish same day notice to the Company of any dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.7 The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time. In the event that the Trust is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company but in no event past 10:00 a.m. New York time the next Business Day unless mutually agreed by the parties. In accordance with Section 5.2(f) hereof, if the Trust provides materially incorrect share net asset value information, the Trust may make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported to the Company promptly upon discovery.

      1.8 The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

      1.9 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.


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

                                   ARTICLE II
                           Obligations of the Parties

      2.1 The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

      2.2 At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing (of which the prospectus, annual report and semiannual report shall describe or pertain to only those Portfolios listed in Schedule B hereto) as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

      2.3 (a) The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for Contracts for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

            (b) If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

      2.4 The Company agrees and acknowledges that the Trust's adviser, Janus Capital Corporation ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon


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

as reasonably practicable, except to the extent necessary to make shares of the Trust available to Contracts then in effect pursuant to Section 6.2.

      2.5 (a) The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least ten calendar days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten calendar days after receipt of such material.

            (b) The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is named, at least ten calendar days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten calendar days after receipt of such material.

      2.6 The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

      2.7 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company or its designee.

      2.8 So long as, and to the extent that, the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable contractowners, the Company will provide pass-through voting privileges to owners of Contracts whose account values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from Contractowners are received as well as shares it owns that are held by that Account, in


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

the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion. The Company reserves the right to vote shares of the Trust held in any segregated asset account in its own right, to the extent permitted by law.

                                   ARTICLE III
                         Representations and Warranties

      3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Delaware and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

      3.2 The Company represents and warrants that each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act.

      3.3 The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

      3.4 Each party represents that it will use its best efforts to ensure that the systems that would materially affect the performance of this Agreement will be fully tested and year 2000 compliant prior to December 31, 1999 and they will function without material disruption of such party's ability to perform this Agreement in the year 2000 and beyond. Notwithstanding any other provision of this agreement, no party shall be liable for indirect, special or consequential damages (damages that do not flow directly and immediately from a Year 2000 disruption) even if such party had notice of the possibility of such damages.

      3.5 The Trust and the Distributor represent and warrant that the Trust is duly organized and validly existing under the laws of the State of Delaware.

      3.6 The Trust and Distributor represent and warrant that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and


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qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust and in compliance in all material respects with all applicable state securities laws. Sales of shares of the Trust shall be sold in compliance in all material respects with applicable federal and state securities laws.

      3.7 The Trust and the Distributor represent and warrant that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder. The Trust and the Distributor represent on behalf of each Portfolio that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that every effort will be made to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Trust or its designee will notify the Company promptly upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that any Portfolio might not so qualify in the future.

      3.8 The Distributor represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934.

                                   ARTICLE IV
                               Potential Conflicts

      4.1 The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including, without limitation: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

      4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.


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

      4.3 If it is determined by a majority of the Trustees, or a majority of its Trustees who are not "interested persons" of the Trust (as such term is defined in the 1940 Act) (Disinterested Trustees"), that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees and the Company) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include, without limitation: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

      4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

      4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

      4.6 For purposes of Sections 4.3 through 4.5 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict with respect to any Account, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed


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

action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

      4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

      4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                    ARTICLE V
                                 Indemnification

      5.1 Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
      Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived


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

      from written information furnished to the Company or its designee by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

            (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      5.2 Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional materials of the Trust (or any amendment or supplement to any of the foregoing), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the

      Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its designee by or on behalf of the Trust; or

            (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

            (f) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate for any Portfolio. With respect to net asset value information, the Trust will make a determination, in accordance with Securities and Exchange Commission guidelines, as to whether an error has occurred. Any correction of pricing errors shall be accomplished using the least costly corrective action, as agreed to by the Trust in writing. In no event shall the Trust be required to reimburse for pricing errors caused by conditions beyond the control of the Trust, including, but not limited to, Acts of God, fires, electrical or phone outages.

      5.3 Indemnification By the Distributor. The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus,


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

      statement of additional information, or sales literature or other promotional materials of the Trust (or any amendment or supplement to any of the foregoing), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Distributor by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its designee by or on behalf of the Distributor; or

            (d) arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor; or

            (f) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate for any Portfolio. With respect to net asset value information, the Trust will make a determination, in accordance with Securities and Exchange Commission guidelines, as to whether an error has occurred. Any correction of pricing errors shall be accomplished using the least costly corrective action, as agreed to by the Trust in writing. In no event shall the Trust or Distributor be required to reimburse for pricing errors caused by conditions beyond the control of the Trust or Distributor, including, but not limited to, Acts of God, fires, electrical or phone outages.

      5.4 Neither the Company, the Trust, nor the Distributor shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified

Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      5.5 Neither the Company, the Trust, nor the Distributor shall be liable under the indemnification provisions of Sections 5.1, 5.2, or 5.3 as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2, and 5.3.

      5.6 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate; at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                   ARTICLE VI
                                   Termination

      6.1 This Agreement may be terminated by any party for any reason by ninety
(90) days advance written notice delivered to each other party. In addition, any party may terminate this Agreement immediately if at any time it is reasonably determined that continuing to perform under this Agreement would violate any federal or state law.

      6.2 Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in
Section 2.3.

      6.3 The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                   ARTICLE VII
                                     Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to each other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to each other party.

            If to the Trust:

                  Janus Aspen Series
                  100 Fillmore Street
                  Denver, Colorado 80206
                  Attention: General Counsel

            If to the Distributor:

                  Janus Distributors, Inc.
                  100 Fillmore Street
                  Denver, Colorado 80206
                  Attention: General Counsel

            If to the Company:

                  The Guardian Insurance & Annuity Company, Inc.
                  7 Hanover Square
                  New York, NY 10004
                  Attention: John M. Smith
                  Executive Vice President

                                  ARTICLE VIII
                                  Miscellaneous

      8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Delaware.

      8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

      8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

      8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written approval of each other party.

      8.10 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                  JANUS ASPEN SERIES


                                  By:    /s/ Bonnie M. Howe
                                         ---------------------------------------
                                  Name:  Bonnie M. Howe
                                  Title: Assistant Vice President


                                  JANUS DISTRIBUTORS, INC.


                                  By:    /s/ Kelley Abbott Howes
                                         ---------------------------------------
                                  Name:  Kelley Abbott Howes
                                  Title: President


                                  THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.


                                  By:    /s/ John M. Smith
                                         ---------------------------------------
                                  Name:  John M. Smith
                                  Title: Executive Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and                    Contracts Funded
Date Established by Board of Directors          By Separate Account
--------------------------------------          -------------------

The Guardian Separate Account E,                The Guardian Investor Retirement
Established September 26, 1996                  Asset Manager (flexible premium
                                                variable annuity)

                                   Schedule B

                       To Participation Agreement between
                             Janus Aspen Series and
                 The Guardian Insurance & Annuity Company, Inc.

Name of Portfolio
-----------------

Janus Aspen Series - Aggressive Growth Portfolio
Janus Aspen Series - Capital Appreciation Portfolio
Janus Aspen Series - Growth Portfolio
Janus Aspen Series - Worldwide Growth Portfolio


Dated June 30, 1999

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

      This Amendment to the Fund Participation Agreement ("Agreement") dated June 30, 1999, among Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors, Inc. ("Distributor"), a Colorado corporation and Distributor of the Trust's shares, and The Guardian Insurance & Annuity Company, Inc., a Delaware life insurance company (the "Company") is effective as of August 31, 2000.

                                    AMENDMENT

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

      1. Schedule B of this Agreement shall be deleted and replaced with the attached Schedule B.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


THE GUARDIAN INSURANCE &                     JANUS DISTRIBUTORS, INC.
ANNUITY COMPANY, INC.


By:    /s/ Bruce C. Long                     By:    /s/ Kelley Abbott Howes
       ------------------------------               ----------------------------

Name:  Bruce C. Long                         Name:  Kelley Abbott Howes
Title: Executive Vice President,             Title: Vice President
       Equity Products

JANUS ASPEN SERIES


By:    /s/ Bonnie M. Howe
       ------------------------------

Name:  Bonnie M. Howe
Title: Vice President

                                   Schedule B

                       To Participation Agreement between
                             Janus Aspen Series and
                 The Guardian Insurance & Annuity Company, Inc.

Name of Portfolio
-----------------

All Portfolios of Janus Aspen Series (Institutional Shares)*

The Company has no obligation to make available any or all of the Portfolios of Janus Aspen Series.





* Certain Portfolios of Janus Aspen Series may become closed to new investors after the date of this Agreement. If a certain Janus Aspen Series Portfolio closes, such Portfolio may no longer be available for purchase or may be purchased only under certain restrictions as determined by that Portfolio and set forth in the Portfolio's then current prospectus.

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

      This Amendment to the Fund Participation Agreement ("Agreement") dated June 30, 1999, among Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors, Inc. ("Distributor"), a Colorado corporation and Distributor of the Trust's shares, and The Guardian Insurance & Annuity Company, Inc., a Delaware life insurance company (the "Company") is effective as of August 1, 2000.

                                    AMENDMENT

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

      1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


THE GUARDIAN INSURANCE &                     JANUS DISTRIBUTORS, INC.
ANNUITY COMPANY, INC.


By:    /s/ Bruce C. Long                     By:    /s/ Margaret M. Riley
       ------------------------------               ----------------------------

Name:  Bruce C. Long                         Name:  Margaret M. Riley
Title: Executive Vice President,             Title: Assistant Vice President
       Equity Products

JANUS ASPEN SERIES


By:    /s/ Bonnie M. Howe
       ------------------------------

Name:  Bonnie M. Howe
Title: Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and Date           Contracts Funded
Established by the AUL Exec. Comm.          By Separate Account
----------------------------------          -------------------

The Guardian Separate Account E,            The Guardian Investor Retirement
Established September 26, 1996              Asset Manager (flexible premium
                                            variable annuity)

Separate Account N                          Park Avenue VUL - Millennium Series
Established September 23, 1999              Park Avenue SVUL - Millennium Series

Separate Account K                          Park Avenue Life '95
Established February 27, 1997               Park Avenue Life '97
                                            Park Avenue 2000 (Effective 12/00)

Separate Account M                          Park Avenue VUL Policy
Established November 18, 1993

Separate Account D                          The Guardian Investor Individual
Established in 1989                         Annuity Contract

Separate Account A                          ValueGuard II Individual and Group
Established in 1981                         Deferred Annuity Contract

Separate Account F                          C&C Variable Annuity
Established February 24, 2000

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

      This Amendment to the Fund Participation Agreement ("Agreement") dated June 30, 1999, among Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors, Inc. ("Distributor"), a Colorado corporation and Distributor of the Trust's shares, and The Guardian Insurance & Annuity Company, Inc., a Delaware life insurance company (the "Company") is effective as of May 1, 2000.

AMENDMENT

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

      1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


THE GUARDIAN INSURANCE &                     JANUS DISTRIBUTORS, INC.
ANNUITY COMPANY, INC.


By:    /s/ Bruce C. Long                     By:    /s/ Margaret M. Riley
       ------------------------------               ----------------------------

Name:  Bruce C. Long                         Name:  Margaret M. Riley
Title: Executive Vice President,             Title: Assistant Vice President
       Equity Products

JANUS ASPEN SERIES


By:    /s/ Bonnie M. Howe
       ------------------------------

Name:  Bonnie M. Howe
Title: Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and Date           Contracts Funded
Established by the AUL Exec. Comm.          By Separate Account
----------------------------------          -------------------

The Guardian Separate Account E,            The Guardian Investor Retirement
Established September 26, 1996              Asset Manager (flexible premium
                                            variable annuity)

Separate Account N                          Park Avenue VUL - Millennium Series
Established September 23, 1999              Park Avenue SVUL - Millennium Series

Separate Account K                          Park Avenue Life '95
Established February 27, 1997               Park Avenue Life '97

Separate Account M                          Park Avenue VUL Policy
Established November 18, 1993

Separate Account D                          The Guardian Investor Individual
Established in 1989                         Annuity Contract

Separate Account A                          ValueGuard II Individual and Group
Established in 1981                         Deferred Annuity Contract

                              [LETTERHEAD OF JANUS]


July 19, 1999

Mr. John M. Smith
Executive Vice President
The Guardian Insurance & Annuity Company, Inc.
7 Hanover Square
New York, New York 10004

Dear Mr. Smith:

      This letter sets forth the agreement between The Guardian Insurance & Annuity Company, Inc. (the "Company"), and Janus Capital Corporation (the "Adviser"), concerning certain administrative services.

1. Administrative Services and Expenses. Administrative services for the separate accounts of the Company (the "Accounts") which invests in one or more portfolios (collectively, the "Portfolios") of Janus Aspen Series (the "Trust") pursuant to the Participation Agreement among the Company, Janus Distributors, Inc. and the Trust dated June 30, 1999, (the "Participation Agreement"), and for purchasers of variable annuity or life insurance contracts (the "Contracts") issued through the Accounts are the responsibility of the Company. Administrative services for the Portfolios, in which the Accounts invest, and for purchasers of shares of the Portfolios, are the responsibility of the Trust. The administrative services the Company intends to provide to the Trust and its Portfolios are set forth in Schedule A attached to this letter agreement, which may be amended from time to time.

2. Service Fee. In consideration of the anticipated administrative expense savings resulting to the Trust from the Company's services, the Adviser agrees to pay the Company a fee ("Service Fee"), computed daily and paid monthly in arrears, at an annual rate equal to fifteen (15) basis points (0.15%) of the average monthly value of the shares of the Portfolios held in the Accounts.

      For purposes of this Paragraph 2, the average monthly value of the shares of the Portfolios will be based on the sum of the daily net asset values of the Portfolios (as calculated by the Portfolios) on each calendar day in a month divided by the number of calendar days in the month.

3. Nature of Payments. The parties to this letter agreement recognize and agree that the Adviser's payments to the Company relate to administrative services to the Trust only and do not constitute payment in any manner for administrative services provided by

Mr. John M. Smith
July 19, 1999
Page 2


      the Company to the Account or to the Contracts or for investment advisory services and that these payments are not otherwise related to investment advisory services or expenses.

4.    Representations and Warranties.

      a. The Adviser represents and warrants that in the event the Trustees of the Trust approve the payment of all or any portion of the Service Fee by the Trust, the Trust will calculate in the same manner the Service Fee to all insurance companies that have entered into Service Fee arrangements with the Adviser and/or the Trust (the "Participating Insurance Companies"). To the extent that the Service Fee is paid by the Trust as provided in Section 9 of this Agreement, the Adviser represents and warrants that all such payments will comply with applicable federal and state law, including, without limitation, the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder.

      b. The Company represents and warrants that: (1) it and its employees and agents meet the requirements of applicable law, including but not limited to federal and state securities law and state insurance law, for the performance of services contemplated herein; and (2) it will not purchase shares of the Portfolios with Account assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans and that the Service Fee does not include any payment to the Company (a) that is in excess of "reasonable compensation" for the services provided by the Company to Contract owners under the Contracts, within the contemplation of Section 408(b)(2) and 408(c)(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and
            Section 4975(d)(2) and 4975(d)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) that will constitute a non-exempt "prohibited transaction" as such term, is defined in
            Section 406 of ERISA and Section 4975 of the Code, with respect to Contract assets invested in the Portfolios.

      c. The Company represents, warrants and agrees that: (1) no portion of the Service Fee will be rebated by the Company to any Contract owner; and (2) if the Company reasonably determines that it is required by applicable law, the Company will disclose to each Contract owner the existence of the Service Fee received by the Company pursuant to this letter agreement in a form consistent with the requirements of applicable law and will disclose the amount of the Service Fee, if any, that is paid by the Trust.

Mr. John M. Smith
July 19, 1999
Page 3


5.    Indemnification

      a. The Company agrees to indemnify and hold harmless the Adviser and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Company in performing its services under this letter agreement, from the inaccuracy or breach of any representation made in this letter agreement, or from a breach of a material provision of this letter agreement, except to the extent such loss, liability or expense is the result of the Advisers willful misfeasance, bad faith or gross negligence in the performance of its duties.

      b. The Adviser agrees to indemnify and hold harmless the Company and its directors, officers, agents and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Adviser in performing its services under this letter agreement, from the inaccuracy or breach of any representation made in this letter agreement, or from a breach of a material provision of this letter agreement, except to the extent such loss, liability or expense is the result of the Company's willful misfeasance, bad faith or gross negligence in the performance if its duties.

6.    Termination.

      a. Either party may terminate this letter agreement, without penalty, on sixty (60) days' written notice to the other party.

      b. This letter agreement will terminate at the option of either party in the event of the termination of the Participation Agreement.

      c. This letter agreement will terminate immediately upon the determination of either party, with the advice of counsel, that the payment of the Service Fee is in conflict with applicable law.

7. Amendment. This letter agreement may be amended only upon mutual agreement of the parties hereto in writing.

8. Confidentiality. The terms of this letter agreement will be treated as confidential and will not be disclosed to the public or any outside party except with each party's prior written consent, as required by law or judicial process or as provided in paragraph 4c herein.

Mr. John M. Smith
July 19, 1999
Page 4


9. Assignment. This letter agreement may not be assigned (as that term is defined in the 1940 Act) by either party without the prior written approval of the other party, which approval will not be unreasonably withheld, except that the Adviser may assign its obligations under this letter agreement, including the payment of all or any portion of the Service Fee, to the Trust upon thirty (30) days' written notice to the Company. Each party represents and warrants that any assignment by such party of any or all of its obligations under this letter agreement will comply with all applicable federal and state laws.

10. Governing Law. This letter agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

11. Counterparts. This letter agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

If this letter agreement is consistent with your understanding of the matters we discussed concerning administrative expense payments, kindly sign below and return a signed copy to us.


Very truly yours,

JANUS CAPITAL CORPORATION


By: /s/ David W. Agostine

Name: David W. Agostine

Title: Vice President


THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.


By: /s/ John M. Smith

Name: John M. Smith

Title: Executive Vice President


Attachment: Schedule A

                                   Schedule A

Pursuant to the letter agreement to which this Schedule is attached, the Company will perform administrative services including, but not limited to, the following:

      1. [Print and mail to Contract owners copies of the Portfolios' prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Trust is required by law or otherwise to provide to its shareholders.]

      2. Provide Contract owner services including, but not limited to, advice with respect to inquiries related to the Portfolios (not including information about performance or related to sales) and communicating with Contract owners about Portfolio (and subaccount) performance.

      3. Provide other administrative support for the Trust as described in the Participation Agreement and relieve the Trust of other usual or incidental administrative services provided to individual Contract owners as mutually agreed to by the Company and the Adviser.